UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2009 (December 22, 2009)

CODORUS VALLEY BANCORP, INC.
 (Exact name of registrant as specified in its charter)

Pennsylvania	0-15536	23-2428543
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 Leader Heights Road P.O. Box 2887 York, Pennsylvania	17405-2887
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 717-747-1519

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CODORUS VALLEY BANCORP, INC.
FORM 8-K

Item 1.01	Entry into a Material Definitive Agreement

On January 9, 2009, Codorus Valley Bancorp, Inc. (the “Company”) issued and sold to the U.S. Treasury Department (“Treasury”) under the Capital Purchase Program (the “CPP Program”), established under the Emergency Economic Stabilization Act of 2008 (Pub.L. 110-343, Div. A, enacted October 3, 2008), and amended by the American Recovery and Reinvestment Act of 2009 (Pub.L. 111-5, enacted February 17, 2009) and subsequent Treasury guidance (the “TARP Interim Final Rules”), 16,500 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A and a Warrant to purchase up to 263,859 shares of the Company’s common stock, for an aggregate purchase price of $16,500,000 in cash.

As required of participants in the CPP Program, the Company adopted Treasury’s standards for executive compensation and corporate governance, for the period during which Treasury holds equity or debt securities of the Company issued under this Program (the “CPP Compliance Period”).

Under the CPP Program, Treasury’s standards apply to the senior executive officers (the “SEOs”) of the Company and to certain other employees” (as defined under the TARP Interim Final Rules). During any time period in which an employee is classified by the Company as an SEO, as defined in the TARP Interim Final Rules, the employee is subject to various restrictions, generally described as follows:

1. Golden Parachute Restrictions. The SEO must forfeit all “Golden Parachute” payments, whether SEO is entitled to such payment, or solely obtains a legally enforceable right to such payment during the CPP Compliance Period. “Golden Parachute” payments are defined as payments resulting from SEO’s departure from the Company for any reason (except for services performed or benefits already accrued), and payments made on account of the Company’s “change in control” (as defined in 26 CFR 1.280G-1, Q&A-27 through Q&A-29 or as a change in control event as defined in 26 CFR 1.409A-3(i)(5)(i).

2. Incentive Compensation Recovery. The SEO must repay to the Company any bonus and incentive compensation paid to SEO during the CPP Compliance Period, if the payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria. This is not limited to a specific recovery period, material inaccuracies in financial reporting statements, or inaccuracies that result in account restatements. The recovery encompasses all incentive compensation paid to SEO as a result of any determination of achievement of a performance metric that is later determined to have been based on material inaccuracies related to financial reporting.

3. Gross-Up Payment Restrictions. An SEO must forfeit all “Gross-Up” payments or legally enforceable rights to such payments, during the TARP Compliance Period. “Gross-Up” payments are defined as any reimbursement by the Company of taxes owed to the SEO with respect to any compensation.

4. Most Highly Compensated Employee. During any time period in which an SEO is also classified by the Company as the “most highly compensated employee” of the Company, as defined in the TARP Interim Final Rules (the “Most Highly Compensated Employee”), he or she shall forfeit the payment or accrual of any bonuses or retention awards accrued after June 15, 2009, except for restricted stock, which vests no earlier than in 25% vesting tranches conditioned on 25% of total senior preferred stock being repurchased form Treasury, until the final preferred stock is repurchased (as provided in the TARP Interim Final Rules) during the CPP Compliance Period, and has a value of no more than one-third of Most Highly Compensated Employee’s total “annual compensation” (as defined under the TARP Interim Final Rules) for that fiscal year.

On December 22, 2009, Larry J. Miller, President and CEO (the Company’s Most Highly Compensated Employee), Harry R. Swift, General Counsel, Jann A. Weaver, Chief Financial Officer, Jeffrey Snyder, Senior VP and Chief Lending Officer and Kent A. Ketterman, Senior VP and Business Banking Advisor, the Company’s SEOs as determined under the TARP Interim Final Rules entered into agreements in the form of Exhibit 10.1 to this current report on Form 8-K to implement the foregoing restrictions on executive compensation.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

No.	Description
10.1	Codorus Valley Bancorp, Inc. TARP Restriction Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Codorus Valley Bancorp, Inc.
(Registrant)

Date: December 28, 2009	/s/ Larry J. Miller
Larry J. Miller
President and Chief
Executive Officer
(Principal Executive Officer)

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